UNDERWRITING AGREEMENT

This Agreement made as of __________ by and between MMA Praxis Funds (the “Trust”), a Delaware statutory trust and an open-end registered investment company, and BHIL Distributors, Inc., an Ohio corporation (“Underwriter”).

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “Act”); and

WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Trust and Underwriter are desirous of entering into an agreement providing for the distribution by Underwriter of shares of beneficial interest (the “Shares”) of each series of the Trust (the “Series”);

NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

1.	Appointment.

(a)           The Trust appoints Underwriter as its exclusive agent for the distribution of Shares, and Underwriter hereby accepts such appointment under the terms of this Agreement.  While this Agreement is in force, the Trust shall not sell any Shares except on the terms set forth in this Agreement.  Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.  Upon notice of such termination, suspension or withdrawal, the Underwriter shall cease to offer Shares.

(b)           Underwriter may engage in such activities as both parties deem appropriate in connection with the promotion and sale of Shares, which shall be listed on Schedule A attached hereto, which may be amended from time to time.  Underwriter shall have no obligation to make any payments to any third parties, whether as financing of commissions, sales concessions or similar payments; finder’s fees; compensation; or otherwise, unless: (i) Underwriter has received a corresponding payment from the Trust as described in Section 7 of this Agreement, from the Trust’s investment adviser or from another source as may be permitted by applicable law, and (ii) such corresponding payment has been approved by the Trust’s Board of Trustees.

(c)           In its capacity as distributor of Shares, all activities of the Underwriter and its officers, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act of 1940, all applicable rules and regulations promulgated by the Securities and Exchange Commission thereunder, and all applicable rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.  During the term of this Agreement, Underwriter shall maintain its legal status as a distributor and shall comply with applicable laws, rules and regulations, including those of the FINRA applicable to it.  Underwriter shall review written advertisements and sales literature for compliance with FINRA requirements.

2.	Sale and Repurchase of Shares.

(a)           Underwriter will have the right, as agent for the Trust, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefore at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Trust’s effective Registration Statement on Form N-1A under the Securities Act of 1933, as amended, including the then-current prospectus and statement of additional information (the “Registration Statement”).  Upon receipt of an order to purchase Shares from a dealer with whom Underwriter has a dealer agreement, Underwriter will promptly cause such order to be filled by the Trust.

(b)           Underwriter will also have the right, as an agent for the Trust, to sell such Shares to the public against orders thereof at the public offering price.

(c)           Underwriter will also have the right to take, as agent for the Trust, all actions which, in Underwriter’s judgment, are necessary to carry into effect the distribution of Shares.

(d)           The public offering price for Shares of each Series shall be the respective net asset value of Shares of that Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.  In no event shall any applicable sales charge exceed the maximum sales charge permitted by FINRA Rules.

(e)           The net asset value of Shares of each Series shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement.  The net asset value of Shares of each Series shall be calculated by the Trust or by another entity on behalf of the Trust.  Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

(f)           On every sale, the Trust shall receive the applicable net asset value of Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of Shares.

(g)           Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Trust or its transfer agent for registration of Shares purchased.

(h)           Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

(i)           Underwriter, as agent of and for the account of the Trust, may repurchase Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

3.	Sale of Shares by the Trust.

The Trust reserves the right to sell Shares through other distributors or directly through subscriptions received by the Trust or the Trust's transfer agent, and to issue Shares in exchange for substantially all the assets of any corporation or trust or series thereof or for the shares of any corporation or trust or series thereof. The right given to Underwriter under this Agreement shall not apply to Shares issued in connection with (a) the merger or consolidation of any other investment company with the Trust, (b) the Trust's acquisition, by purchase or otherwise, of all or substantially all of the assets or stock of any other investment company, or (c) the reinvestment in Shares by shareholders of the Trust of dividends or other distributions or any other offering by the Trust of securities to Trust shareholders.

4.	Basis of Sale of Shares.

Underwriter does not agree to sell any specific number of Shares.  Underwriter, as agent for the Trust, undertakes to sell Shares on a best-efforts basis only against orders therefore.

5.	FINRA Rules, etc.

(a)           Underwriter will conform to FINRA Rules and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

(b)           Underwriter will require each dealer with whom Underwriter has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of Shares, and neither Underwriter nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

(c)           Underwriter agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

(d)           Underwriter, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state of federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by both the parties.

(e)           Underwriter shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of Shares, any representations concerning Shares except those contained in the then-current prospectus and statement of additional information covering Shares and in printed information covering Shares approved by the Trust as information supplemental to such prospectus and statement of additional information.  Copies of the then-effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust to Underwriter in reasonable quantities upon request.

(f)           Trust agrees to maintain its registration as an open-end management investment company under the Investment Company Act of 1940, to register and maintain registration of its Shares under the Securities Act of 1933, to qualify such Shares with the appropriate states and to comply with applicable laws, rules and regulations applicable to it.

(g)           Trust acknowledges that Underwriter is a wholly-owned subsidiary of a publicly-held company, as described in Schedule B, and agrees to abide by the requirements of  Rule 12(d)(3) of the Act prohibiting Trust from acquiring shares of the Underwriter or its affiliates.

6.	Records and Documents to be Supplied by Trust.

The Trust shall furnish to Underwriter copies of all information, financial statements and other documents which Underwriter may reasonably request for use in connection with the distribution of Shares, and this shall include, but shall not be limited to, one copy, upon request by Underwriter, of all financial statements prepared for the Trust by independent public accountants.

7.	Fees and Expenses.

For performing its services under this Agreement, Underwriter will receive an annual fee, paid monthly, as applicable, either through front-end sales load, 12b-1 fees or fees paid from the Trust’s Administrator pursuant to Schedule C.

The Trust shall promptly reimburse Underwriter for any expenses which are to be paid by the Trust in accordance with the following paragraph.  In the performance of its obligations under this Agreement, Underwriter will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling Shares.  All other costs in connection with the offering of Shares will be paid in accordance with agreements between the Trust, Underwriter, the Trust’s investment adviser and/or the Trust’s Administrator as permitted by applicable law, including the Act and rules and regulations promulgated thereunder.

8.	Indemnification of the Trust.

Underwriter agrees to indemnify and hold harmless the Trust and each person who has been, is, or may hereafter be a trustee, director, officer, employee, shareholder or control person of the Trust ("Trust Indemnitees") against any loss, damage or expense (including the reasonable costs of investigating or defending any claim, action, suit or proceeding and any reasonable counsel fees) reasonably incurred by Trust Indemnitees in connection with any claim or in connection with any action, suit or proceeding ("Claims") to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Trust-related advertisement or sales literature, or upon the omission or alleged omission to state a material fact in such materials necessary to make the statements therein not misleading, which untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, by the Underwriter or any agent or employee of Underwriter or any other person for whose acts Underwriter is responsible, for use in the Registration Statement or in corresponding statements made in any advertisement or sales literature, unless such statement or omission was made in reliance upon written information furnished by the Trust; (b) the willful misfeasance, bad faith or negligence of the Underwriter in the performance of its obligations under this Agreement, or the Underwriter’s reckless disregard of its obligations under this Agreement, (c)  the Underwriter’s failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder; or (d) Underwriter’s failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares; provided, however, that the Underwriter’s agreement to indemnify the Trust Indemnitees pursuant to this Paragraph 8 shall not be construed to cover any Claims (A) arising out of or based upon the willful misfeasance, bad faith or negligence of the Trust in the performance of its obligations under this Agreement or the Trust’s reckless disregard of its obligations under this Agreement; or (B) arising out of or based upon the Trust's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder.  The term “expenses” for purposes of Paragraphs 8 and 9 includes amounts paid in satisfaction of judgments or in settlements which are made with the indemnifying party's consent.  The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or each such person may be entitled as a matter of law.

In the event of a Claim for which the Trust Indemnitees may be entitled to indemnification hereunder, the Trust shall fully and promptly advise the Underwriter in writing of all pertinent facts concerning such Claim, but failure to do so in good faith shall not affect the Underwriter’s indemnification obligations under this Agreement except to the extent that the Underwriter is materially prejudiced thereby.  The Underwriter will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Underwriter and approved by the Trust, which approval shall not be unreasonably withheld.  In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Underwriter’s part, the Trust shall have the right to participate in the defense.  In the event the Underwriter elects to assume the defense of any such suit and retain counsel of good standing so approved by the Trust, the Trust Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Underwriter does not elect to assume the defense of any such suit or in case the Trust reasonably withholds approval of counsel chosen by the Underwriter, the Underwriter will reimburse the Trust Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Paragraph 8.  The Underwriter’s indemnification agreement contained in this Paragraph 8 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust Indemnitees, and shall survive the delivery of any Shares.

9.	Indemnification of Underwriter

The Trust agrees to indemnify and hold harmless each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of Underwriter ("Underwriter Indemnitees") against any loss, damage or expense (including the reasonable costs of investigating or defending any claim, action, suit or proceeding and any reasonable counsel fees) reasonably incurred by Underwriter Indemnitees in connection with any claim or in connection with any action, suit or proceeding ("Claims") to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon (a) the Underwriter acting as distributor of the Trust and each Series; (b) the Underwriter or any subsidiary or affiliate of the Underwriter acting as a member of the National Securities Clearing Corporation (or any successor or other entity performing similar functions) (“NSCC”) on behalf of the Trust; (c) the Underwriter or any subsidiary or affiliate of the Underwriter entering into selling agreements, dealer agreements, participation agreements, NSCC Trust SERV or Networking agreements or similar agreements (collectively, “Dealer Agreements”) with financial intermediaries on behalf of the Trust; (d) any of the following: (i) any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement, (ii) any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or necessary to make the statements therein not misleading, or (iii) any untrue statement, or alleged untrue statement, of a material fact in any Trust-related advertisement or sales literature, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, in either case notwithstanding the exercise of reasonable care in the preparation or review thereof by the Underwriter; (e) the material breach by the Trust of any provision of this Agreement; provided, however, that the Trust's agreement to indemnify the Underwriter Indemnitees pursuant to this Paragraph 9 shall not be construed to cover any Claims (A) pursuant to subsection (d) above to the extent such untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be,  by the Underwriter for use in the Registration Statement or in corresponding statements made in the prospectus, advertisement or sales literature; (B) arising out of or based upon the willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of Underwriter’s obligations under this Agreement or from the reckless disregard by any of such persons of Underwriter’s obligations and duties under this Agreement, or (C) arising out of or based upon the Underwriter’s failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder, for all of which exceptions Underwriter shall be liable to the Trust.

In the event of a Claim for which the Underwriter Indemnitees may be entitled to indemnification hereunder, the Underwriter shall fully and promptly advise the Trust in writing of all pertinent facts concerning such Claim, but failure to do so in good faith shall not affect the Trust’s indemnification obligations under this Agreement except to the extent that the Trust is materially prejudiced thereby.  The Trust will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Underwriter, which approval shall not be unreasonably withheld.  In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Trust’s part, the Underwriter shall have the right to participate in the defense.  In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing so approved by the Underwriter, the Underwriter Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Trust does not elect to assume the defense of any such suit or in case the Underwriter reasonably withholds approval of counsel chosen by the Trust, the Trust will reimburse the Underwriter Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Paragraph 9.  The Trust’s indemnification agreement contained in this Paragraph 9 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter Indemnitees, and shall survive the delivery of any Shares.

10.	Termination and Amendment of this Agreement.

This Agreement may be amended only if such amendment is approved (i) by Underwriter and (ii) either by action of the Board of Trustees of the Trust, including a majority of the Trustees of the Trust who are not “interested persons” of the Trust or of Underwriter as that term is defined in the Investment Company Act of 1940 (“Independent Trustees”) or by the affirmative vote of a majority of the outstanding Shares of the Trust.

This Agreement shall automatically terminate, without payment of any penalty, in the event of its assignment.

Either the Trust or Underwriter may at any time terminate this Agreement on sixty (60) days written notice delivered or mailed, postage prepaid, to the other party.  Upon delivery of such notice of termination to the Trust or Underwriter, the Trust may, in its sole discretion, elect to extend the term of this Agreement for a period of three (3) months (the "Transition Period") following the date of termination specified in such notice in order to provide sufficient time for the Trust to transition to another service provider; provided, however, that the date of the conversion of services, data and books and records to the new service provider during the Transition Period is subject to the approval of Underwriter, which approval shall not be unreasonably withheld. During such Transition Period, the terms of this Agreement, including without limitation the provisions dealing with compensation and indemnification, shall continue in full force and effect.

In the event that in connection with the termination of this Agreement a successor to any of Underwriter's duties or responsibilities under this Agreement is designated by the Trust by written notice to Underwriter, Underwriter shall, promptly upon such termination and at the expense of the Trust, transfer all records maintained by Underwriter under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Underwriter's cognizant personnel in the establishment of books, records and other data by such successor.

11.	Effective Period of this Agreement.

This Agreement shall take effect upon the date first written above and shall remain in full force and effect (unless terminated automatically as set forth in Paragraph 10), until ____________, and from year to year thereafter, subject to annual approval (i) by a majority of the Board of Trustees of the Trust, including a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such renewal or (ii) by a vote of a majority of the outstanding Shares of the Trust.

12.	New Series

The terms and provisions of this Agreement shall become automatically applicable to any additional series of the Trust established during the initial or renewal term of this Agreement.

13.	Successor Investment Trust.

Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provision of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of reorganization, recapitalization or change of domicile.

14.	Anti-Money Laundering Compliance.

(a)           The Underwriter and the Trust each acknowledges that it is a financial institution subject to the U.S. Bank Secrecy Act (31 U.S.C. 5311 et seq.) and the implementing regulations thereunder (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering.  Each party also acknowledges that it is subject to U.S. economic and trade sanctions administered by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”).

(b)    Each party represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts in all relevant respects.  The Underwriter shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Trust’s Shares, such notice informing such person of anti-money laundering and OFAC compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

(c)           The Underwriter shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Underwriter with any dealer that is authorized to effect transactions in Shares of the Trust.

(d)           Each of Underwriter and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts and with each party’s obligations under U.S. economic and trade sanctions administered by OFAC, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”).    Underwriter undertakes that it will grant to the Trust, the Trust’s Anti-Money Laundering Officer and regulatory agencies, reasonable access to copies of Underwriter’s AML Operations, books and records pertaining to the Trust only.  It is expressly understood and agreed that the Trust and the Trust’s compliance officer shall have no access to any of Underwriter’s AML Operations, books or records pertaining to other clients of Underwriter.

15.	Limitation of Liability.

It is expressly agreed that the obligation of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust.  The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, acting as such, and executed and delivered by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

16.	Authorizations.

This Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties.

This Agreement has been duly authorized by Underwriter and, when executed and delivered by Underwriter, will constitute a legal, valid and binding obligation of Underwriter, enforceable against Underwriter in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties.

17.	Safeguarding of Records of Trust

Underwriter represents and warrants that the various procedures and systems which Underwriter has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the records, and other data of the Trust and Underwriter's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder.

18.	References to Parties in Printed Materials

The Trust shall not circulate any printed matter that contains any reference to Underwriter without the prior approval of Underwriter, including but not limited to advertising and sales literature for the Trust. The Trust will submit printed matter requiring approval to Underwriter in draft form, allowing sufficient time for review by Underwriter prior to any deadline for printing.

Underwriter shall not circulate any printed matter that contains any reference to the Trust without the prior approval of the Trust.  Underwriter will submit printed matter requiring approval to the Trust in draft form, allowing sufficient time for review by the Trust prior to any deadline for printing.

19.	Maintenance of Fidelity Bond

Underwriter shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Trust, Underwriter shall provide evidence that coverage is in place. Underwriter shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefore. Underwriter shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust should the total outstanding claims made by Underwriter under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

20.	Confidentiality

Without the prior consent of the other party, no party shall disclose Confidential Information (as defined below) of any other party received in connection with the services provided under this Agreement. The receiving party shall use the same degree of care as it uses to protect its own confidential information of like nature, but no less than a reasonable degree of care, to maintain in confidence the Confidential Information of the disclosing party. The foregoing provisions shall not apply to any information that (i) is, at the time of disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party, (ii) is subsequently learned from a third party that, to the knowledge of the receiving party, is not under an obligation of confidentiality to the disclosing party, (iii) was known to the receiving party at the time of disclosure, or (iv) is generated independently by the receiving party, or (v) is disclosed pursuant to applicable law, subpoena, applicable professional standards, request of a governmental or regulatory agency, or other process after reasonable notice to the other party. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision.

For the purpose of this Agreement, Confidential Information shall mean NPPI (as defined below), any information identified by either party as "Confidential" and/or "Proprietary" or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary, or any nonpublic information obtained hereunder concerning the other party.

Nonpublic personal financial information relating to shareholders and/or potential shareholders (i.e., customers and/or consumers) of the Trust (“NPPI”) provided by, or at the direction of, the Trust to Underwriter, or collected or retained by Underwriter in the course of performing its duties and responsibilities under this Agreement shall remain the sole property of the Trust. Underwriter shall not give, sell or in any way transfer such Confidential Information to any person or entity, other than affiliates of Underwriter except in connection with the performance of Underwriter's duties and responsibilities under this Agreement, at the direction of the Trust or as required or permitted by law (including applicable anti-money laundering laws). Underwriter represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Trust. The Trust represents to Underwriter that it has adopted a statement of its privacy policies and practices as required by Regulation S-P and agrees to provide Underwriter with a copy of that statement annually.

The parties agree to comply with any and all regulations promulgated by the Securities and Exchange Commission or other applicable laws regarding the confidentiality of shareholder information.

The provisions of this Section shall survive the termination of this Agreement.

21.	Captions

The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

22.	Cooperation Between Parties

Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

23.	Severability.

In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

24.	Questions of Interpretation.

(a)	This Agreement shall be governed by the laws of the State of Ohio.

(b)           Any question of interpretation of any term of provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act.  In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

25.	Notices.

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice.  Until further notice to the other party, it is agreed that the address of the Trust for this purpose shall be 1110 North Main Street, P.O. Box 483, Goshen, IN 46527 and that the address of Underwriter for this purpose shall be 4041 N. High Street, Suite 402, Columbus, OH 43214.

26.	Counterparts.

This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Trust and Underwriter have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.

MMA PRAXIS FUNDS

________________________
Name:
Title:

BHIL Distributors, Inc.

________________________
Name: Scott A. Englehart
Title:President

Schedule A
to the
Underwriting Agreement
between
___________ Funds and BHIL Distributors, Inc.

In exchange for the fees described in Paragraph 7, Underwriter shall perform the following services:

1.	Solicit and deliver orders for sale of Shares;
2.	Undertake advertising and promotion of Shares as it believes reasonable in connection with solicitation of Shares;
3.	Compensate dealers for activities described under the Dealer Agreement to sell Shares.

Schedule B
to the
Underwriting Agreement
between
___________ Funds and BHIL Distributors, Inc.

Corporate Structure

As referenced in Section 5 (g), Underwriter, BHIL Distributors, Inc., is a wholly-owned subsidiary of Diamond Hill Investment Group, Inc. Diamond Hill Investment Group, Inc. is a public company trading under the NASDAQ symbol DHIL and may be included in certain market capitalization-based equity indicies used to track the stock market. More information about Diamond Hill is provide at www.diamond-hill.com.

Schedule C
(Effective ___________)

This Schedule C shall apply to the shares of the funds in the Trust and any other series that may be started in the future:

Fees to be paid to BHIL:

■	Distributor & Statutory Underwriter Fees:
■	Base Fee:	$50,000
■	Variable Expenses
No charge to transition existing Dealer Agreements
Dealer Agreement Set-up                       $100/ Agreement
Sales Literature Review                          $ 75/ Item Reviewed
Annual web review                                              $100/1-50pp
$200/50-100pp
$300/over 100pp
Monthly web maintenance fee	$50/unlimited material changes*
*If entire re-design of web or significant portion of website, price will be negotiated.
*If new web material (i.e., brochure), such material would be submitted as a regular hard copy piece for review at $75.

■	Out of Pocket Expenses:
Printing & Postage, Bank Charges, Regulatory Filing Fees,
Travel to Client Board Meetings, FINRA Sales Literature Review and Record Retention